Exhibit 99.1

GLOBAL PARTNERS LP

Global Partners LP Announces Pricing of Private Offering of Senior Notes

WALTHAM, Mass., — (BUSINESS WIRE) July 24, 2019 — Global Partners LP (NYSE: GLP) (“Global”) today announced that it has priced its previously announced private offering of $400 million in aggregate principal amount of 7.00% senior unsecured notes due 2027 (the “Senior Notes”). The Senior Notes will be co-issued by GLP Finance Corp. and guaranteed by certain other subsidiaries of Global.  The sale of the Senior Notes is expected to be completed on or about July 31, 2019, subject to customary closing conditions. The Senior Notes will be issued at par.

Global intends to use the net proceeds from the offering to fund the purchase of its 6.25% senior notes due 2022 (the “2022 Notes”) in a tender offer (the “Tender Offer”) and to repay a portion of the borrowings outstanding under its credit agreement.  The Tender Offer is being made pursuant to an Offer to Purchase, dated July 22, 2019. To the extent the Tender Offer is not consummated or there are remaining net proceeds following the consummation of the Tender Offer, any such remaining net proceeds will be used to redeem the 2022 Notes not purchased in the Tender Offer.

The Senior Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance upon Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons in transactions outside the United States in reliance upon Regulation S under the Securities Act.

The Senior Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, the Senior Notes, nor shall there be any sale of the Senior Notes in any state in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Global Partners LP

With approximately 1,600 locations primarily in the Northeast, Global is one of the region’s largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global also owns, controls or has access to one of the largest terminal networks in New England and New York, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements,” including statements regarding the intended use of proceeds. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Global’s current expectations and beliefs concerning future developments and their potential effect on Global. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Global will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond Global’s control) and assumptions that could cause actual results to differ materially from Global’s historical experience and present expectations or projections.

For additional information regarding known material factors that could cause actual results to differ from Global’s projected results, please see Global’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Global undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Source: Global Partners LP

Global Partners LP

Daphne H. Foster, (781) 894-8800

Chief Financial Officer

or

Edward J. Faneuil, (781) 894-8800

Executive Vice President,

General Counsel and Secretary